Exhibit 2

Purchase Plan for Castle Creek Capital Partners IV, LP

Purchase Plan, dated as of December 15, 2011 (the “Purchase Plan”), between Castle Creek Capital Partners IV, LP (“Purchaser”) and Keefe, Bruyette & Woods, Inc. (“Broker”).

WHEREAS, the Purchaser desires to establish the Purchase Plan to purchase shares of voting common stock, par value $0.001 per share (the “Stock”), of Guaranty Bancorp (the “Issuer”) in accordance with the requirements of Rule 10b5-1 as further set forth herein;

NOW, THEREFORE, the Purchaser and Broker hereby agree as follows:

1.             Broker shall effect one or more purchase (each a “Purchase”) of shares of Stock (the “Shares”) as further set forth in the attached Annex A to the Purchase Plan.

2.             This Purchase Plan shall become effective as of the date hereof and shall terminate on the earlier of (i) January 31, 2012, (ii) a termination pursuant to a Termination Notice as provided for in paragraph 9 hereof or (iii) the completion of all Purchases contemplated under Annex A.

3.             Purchaser understands that Broker may affect Purchase hereunder jointly with orders for other purchasers of Stock of the Issuer and that the average price for executions resulting from bunched orders will be assigned to Purchaser’s account. All orders will be deemed day orders only and not held unless otherwise specified in Annex A.

4.             Purchaser represents and warrants that Purchaser is not aware of material, nonpublic information with respect to the Issuer or any securities of the Issuer (including the Stock) and is entering into this Purchase Plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5.

5.             It is the intent of the parties that this Purchase Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and this Purchase Plan shall be interpreted to comply with the requirements of Rule 10b5-l(c).

6.             Purchaser represents and warrants that Purchaser is currently permitted to purchase Stock in accordance with the Issuer’s insider trading policies and to enter into this Purchase Plan and that there are no contractual, regulatory, or other restrictions applicable to the Purchase contemplated under this Purchase Plan that would interfere with Broker’s ability to execute Purchases and effect delivery and settlement of such Purchases on behalf of Purchaser, other than restrictions with respect to which the Purchaser has obtained all required consents, approvals and waivers. Purchaser shall notify Broker promptly in the event that any of the above statements become inaccurate prior to the termination of this Purchase Plan.

7.             Purchaser shall make all filings, if any, required under Sections 13(d) and 16 of the Exchange Act. In furtherance thereof, Broker shall provide Purchaser with written confirmation of purchases executed on behalf of Purchaser on a daily basis (showing the date of the transactions, the number of shares of Stock purchased, the price paid, Broker’s compensation for the purchases and settlement dates), as well as other market data or account reports that

Purchaser may reasonably request. Unless otherwise directed by Purchaser, such confirmation shall be delivered to William J. Ruh, Managing Principal, Castle Creek Capital Partners, IV, LP.

8.             Purchaser understands that Broker may not be able to effect a Purchase due to a market disruption or a legal, regulatory or contractual restriction applicable to the Broker or any other event or circumstance (a “Blackout”). Purchaser also understands that even in the absence of a Blackout, Broker may be unable to effect Purchases consistent with ordinary principles of best execution due to insufficient volume of trading, failure of the Stock to reach and sustain a limit order price, or other market factors in effect on the date of a Purchase set forth in Annex A (“Unfilled Purchases”).

Broker agrees that if Issuer enters into an agreement or a transaction that results, in Issuer’s good faith determination, in the imposition of trading restrictions on the Purchaser, such as a stock offering requiring an affiliate lock-up (“Issuer Restriction”), and if Issuer and Purchaser shall provide Broker at least two (2) days’ prior written notice signed by Issuer and Purchaser and confirmed by telephone of such trading restrictions, then Broker will cease effecting Purchases under this Plan until notified in writing by Issuer and Purchaser that such restrictions have terminated.  Broker shall resume affecting Purchases in accordance with this Plan as soon as practicable after the cessation or termination of a Blackout or Issuer Restriction. Any Unfilled Purchases, and any Purchases that would have been executed in accordance with the terms of Annex A but are not executed due to the existence of a Blackout or Issuer Restriction, shall be carried forward as “good until cancelled” orders unless and until such order is converted pursuant to the provisions of Annex A.

9.             This Purchase Plan shall be governed by and construed in accordance with the laws of the State of New York and may be modified or amended only by a writing signed by the parties hereto, and acknowledged by the Issuer, and may be terminated by Purchaser at any time by delivery of a notice (“Termination Notice”) in the form attached as Annex B, and provided that any modification or amendment shall only be permitted at a time when the Purchaser is otherwise permitted to effect Purchases under the Issuer’s trading policies and at a time when the Purchaser is not aware of material nonpublic information concerning the Issuer or its securities, and provided further that any termination shall not violate the Issuer’s insider trading policies and shall be acknowledged by the Issuer. In the event of a modification or amendment to this Purchase Plan, or in the event Purchaser establishes a new plan after termination of the Purchase Plan pursuant to a Termination Notice, no Purchases shall be effected during the thirty days immediately following such modification, amendment or termination (other than Purchases already provided for in the Purchase Plan prior to modification, amendment or termination).

10.           Broker shall have the right to require, as a condition to Broker’s consent to any modification or amendment under paragraph 9, or an assignment under paragraph 11, that Purchaser shall (i) exculpate Broker from any action taken or omitted to be taken by Broker and (ii) indemnify Broker against any losses, damages, liabilities or expenses incurred by Broker, in each case for actions or losses in connection with or arising out of this Purchase Plan and any amended or subsequent Purchase plan.

11.           The administration of the Plan and all of Broker’s obligations hereunder may at any time be assigned to another brokerage firm at the discretion of Broker in the event that all or substantially all of the assets of Broker are acquired by another brokerage firm or Broker enters into a similar extraordinary transaction as a result of which Broker’s obligations and rights hereunder are assumed by such brokerage firm. Broker understands that Purchaser would not deem such assignment to constitute an amendment, modification or termination of the Purchase Plan.

IN WITNESS WHEREOF, the undersigned have signed this Purchase Plan as of the date first written above.

CASTLE CREEK CAPITAL
PARTNERS IV, LP

/s/ William J. Ruh
Name:	William J. Ruh
Title:	Managing Member

Keefe, Bruyette & Woods, Inc.

		By:	/s/ Scott Jaffe
		Name:	Scott Jaffe
		Title:	Senior Vice President

Acknowledged solely for the purpose of confirming that, assuming the representations and warranties contained herein are true and correct, this Plan does not violate the Issuer’s insider trading policies:

GUARANTY BANCORP

By:	/s/ Christopher G. Treece
Name:	Christopher G. Treece
Title:	EVP & CFO

Annex A

Purchase Plan for Castle Creek Capital Partners IV, LP, dated December 15, 2011
Guaranty Bancorp (GBNK)

Purchase Plan:

Broker shall effect a purchase (each a “Purchase”) of shares of voting common stock, par value $0.001 per share (“Stock”), of Guaranty Bancorp (GBNK) on each day on which the Nasdaq National Market is open for trading and, if available, make block Purchases of shares of Stock.  Shares of Stock shall be Purchased no higher than $1.40 per share.  Broker may purchase up to a maximum aggregate amount of 500,000 shares of Stock pursuant to this Purchase Plan.

- Share amounts and limit prices shall be increased or decreased proportionately to reflect stock splits should they occur.

CASTLE CREEK CAPITAL
PARTNERS IV, LP

/s/ William J. Ruh
Name:	William J. Ruh
Title:	Managing Member

Keefe, Bruyette & Woods, Inc.

		By:	/s/ Scott Jaffe
		Name:	Scott Jaffe
		Title:	Senior Vice President

Acknowledged solely for the purpose of confirming that, assuming the representations and warranties contained herein are true and correct, this Plan does not violate the Issuer’s insider trading policies:

GUARANTY BANCORP

By:	/s/ Christopher G. Treece
Name:	Christopher G. Treece
Title:	EVP & CFO

Annex B

Termination Notice, dated as of                                 , 201    , of the Purchase Plan, dated December 15, 2011 (the “Purchase Plan”), between Castle Creek Capital Partners IV, LP (“Purchaser”) and Keefe, Bruyette & Woods, Inc. (“Broker”).

WHEREAS, Purchaser and Broker have previously entered into the Purchase Plan;

WHEREAS, Purchaser desires to terminate the Purchase Plan in accordance with the terms thereof as hereinafter provided; and

WHEREAS, all capitalized and undefined terms have the meanings assigned to them in the Purchase Plan;

NOW THEREFORE, the Purchaser hereby notifies Broker as follows:

1.             Any Purchases set forth under Annex A to the Purchase Plan that have not been executed shall be cancelled as promptly as practicable but in no event later than two days following the date of delivery of this Notice to Broker in accordance with the notice provisions set forth under paragraph 9 of the Purchase Plan. The last day on which Purchases are executed shall be the “Termination Date”.

2.             Purchaser represents and warrants that Purchaser is providing this Termination Notice not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and that this termination shall not cause the affirmative defense under Rule 10b5-1 to be unavailable with respect to Purchases previously effected by Broker hereunder.

3.             Purchaser agrees that Broker shall not have any liability whatsoever to the Purchaser for any action previously or hereafter taken or omitted to be taken in connection with the Purchase Plan or this Termination Notice or the making of any Purchase thereunder, or for any Purchases of any securities of the Issuer that may be effected by Purchaser following the Termination Date, unless such liability is determined in a non-appealable order of a court of competent jurisdiction to be solely the result of Broker’s bad faith, willful misconduct or gross negligence. Purchaser further agrees to hold Broker free and harmless from any and all losses, damages, liabilities or expenses (including reasonable attorneys’ fees and costs) incurred or sustained by Broker in connection with or arising out of any suit, action or proceeding relating to the Purchase Plan or this Termination Notice or any other Purchases of shares of any securities of the Issuer that may be effected by Purchaser following the Termination Date (each an “Action”) and to reimburse Broker for its expenses, as they are incurred, in connection with any Action, unless such loss, damage, liability or expense is determined in a non-appealable order of a court of competent jurisdiction to be solely the result of Broker’s bad faith or gross negligence.

4.             This Termination shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned have signed this Termination Notice as of the date first written above.

CASTLE CREEK CAPITAL
PARTNERS IV, LP

Name:
Title:
Keefe, Bruyette & Woods, Inc.

By:
	Name:	Scott Jaffe
	Title:	Senior Vice President

Acknowledged solely for the purpose of confirming that, assuming the representations and warranties contained herein are true and correct, this Termination does not violate the Issuer’s insider trading policies:

GUARANTY BANCORP

By:
Name:
Title: